UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2005

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On August 23, 2005 Autoliv, Inc. (the "Company") issued a press release announcing its decision to pay - under the American Jobs Creation Act - a one-time internal dividend of just over SEK 2.5 billion or approximately $320 million from its Swedish subsidiary Autoliv AB to the U.S. parent company, Autoliv, Inc.

The Company estimates that the internal transfer of SEK 2.5 billion under the Jobs Creation Act will reduce the Company's annual tax and interest expense by approximately $6 million during the next few years, given current interest rates in Sweden and the United States and exchange rates.

Costs Associated with the Action
The Company estimates that the dividend will result in a one-time book tax expense of approximately $4 million in the third quarter when the dividend is paid.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated August 23, 2005 reporting its decision to pay a one-time dividend of just over SEK 2.5 billion from its Swedish subsidiary Autoliv AB to the U.S. parent company Autoliv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 23, 2005	AUTOLIV, INC. (Registrant)
/s/Jörgen Svensson Jörgen Svensson Vice President - Legal Affairs, General Counsel and Secretary